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                                                                  Exhibit 10.8.6


                             ARCH CAPITAL GROUP LTD.

                           RESTRICTED SHARE AGREEMENT

         THIS AGREEMENT, dated as of January 18, 2002, between Arch Capital Group Ltd. (the "Company"), a Bermuda company, and John D. Vollaro (the "Employee").

         WHEREAS, the Employee has been granted the following award in connection with his or her retention as an employee and as compensation for services to be rendered; and the following terms reflect the Company's Long Term Incentive Plan For New Employees (as amended, the "Plan");

         NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto agree as follows.

         1. AWARD OF SHARES. Pursuant to the provisions of the Plan, the terms of which are incorporated herein by reference, the Employee is hereby awarded 50,000 Restricted Shares (the "Award"), subject to the terms and conditions herein set forth. Capitalized terms used herein and not defined shall have the meanings set forth in the Plan. In the event of any conflict between this Agreement and the Plan, the Plan shall control.

         2. TERMS AND CONDITIONS. It is understood and agreed that the Award of Restricted Shares evidenced hereby is subject to the following terms and conditions:

         (a) VESTING OF AWARD. Subject to Section 2(b) below and the other terms and conditions of this Agreement, this Award shall become vested on the fifth anniversary of the date hereof. Unless otherwise provided by the Company, all dividends and other amounts receivable in connection with any adjustments to the Shares under Section 4(c) of the Plan shall be subject to the vesting schedule in this Section 2(a). Notwithstanding the foregoing, if (i) a Change in Control occurs and (ii) within two years following such Change in Control, the employment of the Employee is terminated (w) by the Company not for Cause, (x) for Permanent Disability (as defined in the Employment Agreement between the Employee and the Company, dated as of January 18, 2002 (the "Employment Agreement")), (y) by reason of the Employee's death, or (z) the Employee terminates his or her employment with the Company for Good Reason (as defined in the Employment Agreement), then the Restricted Shares shall become immediately vested in full upon such termination of employment.

         For purposes of this Agreement, a "Change in Control" shall be deemed to occur if any "person" (within the meaning of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than a Permitted Person, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange
Act), directly or indirectly, of Voting Securities representing more than 50% of the total voting power of all then outstanding Voting Securities.

         "Permitted Persons" means (A) the Company; (B) any Related Party; (C) Hellman & Friedman or any of its subsidiaries or investment funds managed or controlled by

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Hellman & Friedman; (D) Warburg Pincus or any of its subsidiaries or any investment funds managed or controlled by Warburg Pincus or any of its subsidiaries; or (E) any group (as defined in Rule 13b-3 under the Exchange Act) comprised of any or all of the foregoing.

         "Related Party" means (A) a majority-owned subsidiary of the Company;
(B) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any majority-owned subsidiary of the Company; or (C) any entity, 50% or more of the voting power of which is owned directly or indirectly by the stockholders of the Company in substantially the same proportion as their ownership of Voting Securities immediately prior to the transaction.

         "Voting Security" means any security of the Company which carries the right to vote generally in the election of directors.

         (b) TERMINATION OF SERVICE; FORFEITURE OF UNVESTED SHARES. Except as otherwise set forth in Section 2(a) above, in the event the Employee ceases to be an employee of the Company prior to the date the Restricted Shares otherwise become vested (i) due to his or her death or Permanent Disability (as defined in the Employment Agreement), or (ii) due to termination (A) by the Company not for Cause (as defined in the Employment Agreement), (B) by the Employee for Good Reason (as defined in the Employment Agreement), or (C) by reason of the Company's provision of written notice not to extend the Employment Period under
Section 5.01 of the Employment Agreement, a pro rata number of Restricted Shares subject to the Award shall become vested in full at the time of such termination of service determined by multiplying the total number of Restricted Shares subject to the Award by a fraction, the numerator of which is the number of months or part of a month elapsed since the date hereof and the denominator of which is 60; PROVIDED, HOWEVER, that in the case of a termination by the Company not for Cause or by the Employee for Good Reason, the Restricted Shares subject to the Award shall not be transferable prior to the fifth anniversary of the date hereof, except that a number of Shares having a fair market value equal to the amount of any income and employment taxes imposed upon vesting of the Restricted Shares shall be transferable upon such termination solely for the purpose of funding any such income and employment taxes. If the Employee ceases to be an Employee of the Company for any other reason prior to the date the Restricted Shares become vested, the Award shall be forfeited by the Employee and become the property of the Company. For purposes of this Agreement, service with any of the Company's Subsidiaries (as defined in the Plan) shall be considered to be service with the Company.

         (c) CERTIFICATES. Each certificate issued in respect of Restricted Shares awarded hereunder shall be deposited with the Company, or its designee, together with, if requested by the Company, a stock power executed in blank by the Employee, and shall bear a legend disclosing the restrictions on transferability imposed on such Restricted Shares by this Agreement (the "Restrictive Legend"). Upon the vesting of Restricted Shares pursuant to Section 2(a) hereof and the satisfaction of any withholding tax liability

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pursuant to Section 5 hereof, the certificates evidencing such vested Shares, not bearing the Restrictive Legend, shall be delivered to the Employee.

         (d) RIGHTS OF A STOCKHOLDER. Prior to the time a Restricted Share is fully vested hereunder and otherwise as provided in Section 2(b) above, the Employee shall have no right to transfer, pledge, hypothecate or otherwise encumber such Restricted Share. During such period, the Employee shall have all other rights of a stockholder, including, but not limited to, the right to vote and to receive dividends (subject to Section 2(a) hereof) at the time paid on such Restricted Shares.

         (e) NO RIGHT TO CONTINUED EMPLOYMENT. This Award shall not confer upon the Employee any right with respect to continuance of employment by the Company nor shall this Award interfere with the right of the Company to terminate the Employee's employment at any time.

         3. TRANSFER OF SHARES. The Shares delivered hereunder, or any interest therein, may be sold, assigned, pledged, hypothecated, encumbered, or transferred or disposed of in any other manner, in whole or in part, only in compliance with the terms, conditions and restrictions as set forth in the governing instruments of the Company, applicable United States federal and state securities laws or any other applicable laws or regulations and the terms and conditions hereof.

         4. EXPENSES OF ISSUANCE OF SHARES. The issuance of stock certificates hereunder shall be without charge to the Employee. The Company shall pay, and indemnify the Employee from and against any issuance, stamp or documentary taxes (other than transfer taxes) or charges imposed by any governmental body, agency or official (other than income taxes) or by reason of the issuance of Shares.

         5. WITHHOLDING. No later than the date of vesting of (or the date of an election by the Employee under Section 83(b) of the Code with respect to) the Award granted hereunder, the Employee shall pay to the Company or make arrangements satisfactory to the Committee regarding payment of any federal, state or local taxes of any kind required by law to be withheld at such time with respect to such Award and the Company shall, to the extent permitted or required by law, have the right to deduct from any payment of any kind otherwise due to the Employee, federal, state and local taxes of any kind required by law to be withheld at such time.

         6. REFERENCES. References herein to rights and obligations of the Employee shall apply, where appropriate, to the Employee's legal representative or estate without regard to whether specific reference to such legal representative or estate is contained in a particular provision of this Agreement.

         7. NOTICES. Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given when delivered personally or by courier, or sent by certified or registered mail, postage prepaid, return receipt

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requested, duly addressed to the party concerned at the address indicated below or to such changed address as such party may subsequently by similar process give notice of:

         If to the Company:

         Arch Capital Group Ltd.
         EXECUTIVE OFFICES:
         20 Horseneck Lane
         Greenwich, CT  06830
         Attn.: Secretary

         If to the Employee:

         To the last address delivered to the Company by the Executive in the manner set forth herein.

         8. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of Bermuda, without giving effect to principles of conflict of laws.

         9. ENTIRE AGREEMENT. This Agreement and the Plan constitute the entire agreement among the parties relating to the subject matter hereof, and any previous agreement or understanding among the parties with respect thereto is superseded by this Agreement and the Plan.

         10. COUNTERPARTS. This Agreement may be executed in two counterparts, each of which shall constitute one and the same instrument.


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         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

                                            ARCH CAPITAL GROUP LTD.


                                            By: /s/ Louis Petrillo
                                               ------------------------


                                             /s/ John D. Vollaro
                                            ---------------------------
                                            John D. Vollaro



                                            Name:  Louis T. Petrillo
                                            Title: Senior Vice President,
                                                   General Counsel & Secretary